                                                                 EXHIBIT 10.31.1




                      DATED THIS 1ST DAY OF DECEMBER,1996



                                    BETWEEN



                 ANTAH DRILLING SDN. BHD. (Company No. 6831-D)

                                           As Borrower


                                      AND



             THE HONGKONG AND SHANGHAI BANKING CORPORATION LIMITED (OFF-SHORE BANKING UNIT, LABUAN) (Licence No. 910004C)

                                           As Lender







                    ***************************************
                             SUPPLEMENTAL AGREEMENT
                    (for principal sum of USD12,971,430.53)
                    ****************************************


                                                        SHEARN DELAMORE & CO.,
                                                        ADVOCATES & SOLICITORS,
                                                        NO. 2, BENTENG,
                                                        50050 KUALA LUMPUR

                                                        AND AT

                                                        16TH FLOOR,
                                                        WISMA HAMZAH-KWONG HING,
                                                        NO.1 LEBOH AMPANG,
                                                        50100 KUALA LUMPUR

       THIS SUPPLEMENTAL AGREEMENT is made the 1st day of December, 1996
BETWEEN:-

(1) ANTAH DRILLING SDN. BHD. (Company No. 6831-D) a company incorporated in Malaysia with its registered office at 9th Floor, Bangunan BNH, Off Jalan Semantan, Damansara Heights, 50490 Kuala Lumpur (hereinafter called "the Borrower") of the one part;

AND

(2) THE HONGKONG AND SHANGHAI BANKING CORPORATION LIMITED, (Licence No. 910004C) a corporation constituted by the Hongkong and Shanghai Bank Ordinance 1866 and continued by The Hongkong and Shanghai Banking Corporation Limited Ordinance, Chapter 70 of the Laws of Hong Kong and having its Off-Shore Banking Unit in Labuan at Level 11(D), Main Office, Tower Financial Park, Labuan, Jalan Merdeka, 87000 Wilayah Persekutuan, Labuan, Malaysia (hereinafter called "the Bank") of the other part.

       WHEREAS:-
       ---------

1. By a Loan Agreement dated the 16th day of October, 1995 (hereinafter called "the Loan Agreement") made between the Bank of the one part and the Borrower of the other part, the Bank agreed to grant to the Borrower banking facilities up to the principal sum of United States Dollars Twenty three million five hundred thousand (USD23,500,000/-) (hereinafter called "the Loan").

2. As security for the Loan the Borrower executed in favour of the Bank the following:-

       (a)    the Loan Agreement;

       (b) a Debenture dated the 16th day of October, 1995 creating a third fixed charge (hereinafter called "the Third Charge") over the Borrower's two (2) platform drilling/workover Rigs namely Rig 450 and Rig 488 (a replacement of Rig 448) more particularly described in Schedule A attached to the said Debenture together with all ancillary equipment, spare and replacement parts thereto (hereinafter collectively called "the Property");

       (c) an Assignment dated the 14th day of December, 1995 over the Borrower's rights to payment under Contract No. 00285866 dated the 30th day of November, 1995 made between ESSO AUSTRALIA LTD., of the one part and the Borrower of the other part (hereinafter called "the Assignment");

       (d) a Corporate Guarantee executed by Antah Holdings Berhad dated the 16th day of October, 1995

              (hereinafter called "the Corporate Guarantee");

       (e) an Agreement to Guarantee executed by Pool Company dated the 16th day of October, 1995 (hereinafter called "the Agreement to Guarantee");

(hereinafter collectively called "the Security Documents").

3. The sum outstanding under the Loan as of the date of this Agreement amounts to United States Dollars Twelve million nine hundred and seventy one thousand four hundred and thirty and sen fifty three (USD12,971,430.53) (hereinafter called "the Outstanding Loan").

4. At the request of the Borrower the Bank has agreed to revise the security arrangements only in respect of the Loan in the terms set out in this Supplemental Agreement.

5.            This Agreement is supplemental to the Loan Agreement.  NOW THIS

              SUPPLEMENTAL AGREEMENT WITNESSETH as follows:-

              REVISION OF SECURITY
              --------------------

1) In consideration of the covenants and the mutual benefits to be derived therefrom by the parties hereto, the Bank hereby agrees at the request of the Borrower to revise the security arrangements in respect of the Loan under the Loan Agreement in the manner hereinafter set out.

2) RELEASE OF ANTAH HOLDINGS BERHAD FROM THE CORPORATE GUARANTEE AND SUBSTITUTION WITH POOL COMPANY'S CORPORATE GUARANTEE

              It is hereby agreed between the parties hereto that Antah Holdings Berhad as Corporate Guarantor under the Corporate Guarantee shall be released from its guarantee thereunder upon execution by Pool Company a Corporate Guarantee in the format annexed hereto (hereinafter called "the Guarantee") in favour of the Bank guaranteeing the repayment to the Bank of the Outstanding Loan of the principal sum of United States Dollars Twelve million nine hundred and seventy one thousand four hundred and thirty and sen fifty three (USD12,971,430.53) together with interest thereon and all other moneys due to the Bank from the
              Borrower under the Loan Agreement.    Upon execution of the
              Guarantee, the Agreement to Guarantee shall be deemed terminated and be of no further force or effect. The Outstanding Loan shall as from the date of execution of the Guarantee be secured by:-

              (a) the Guarantee;

              (b) the Third Charge; and

              (c) the Assignment.

              INTERPRETATION
              --------------

       3) Except where the context otherwise requires, or unless this Supplemental Agreement otherwise provides words and expressions defined in the Loan Agreement when used or referred to in this Supplemental Agreement shall have the same meaning as that provided for in the Loan Agreement. In the event of conflict between the provisions of the Loan Agreement and this Supplemental Agreement the provisions of this Supplemental Agreement shall prevail for the purpose of enforcement and application hereof:-

       "the Loan"                  The sum of United States Dollars Twelve
                                   million nine hundred and seventy one
                                   thousand four hundred and thirty and sen fifty three (USD12,971,430.53) being the
                                   Outstanding Loan.

       "Guarantee"                 The guarantee executed by Pool Company in
                                   favour of the Bank guaranteeing the
                                   Outstanding Loan together with interest
                                   thereon and all other moneys due to the Bank from the Borrower in the format annexed hereto.

       "Letter of Offer"           The Letter of Offer dated the 26th day of
                                   October, 1996 addressed to the Borrower
                                   setting out the terms and conditions of the revised security arrangements, a copy of which is annexed hereto.

       "Security Documents"        collectively the Loan Agreement, this
                                   Supplemental Agreement, the Third Charge, the Assignment and the Guarantee.

              AMENDMENTS TO THE LOAN AGREEMENT
              --------------------------------

       4) All references to the words "this Agreement" in the Loan Agreement shall be substituted with the words "this Agreement and/or the Supplemental Agreement dated the 1st day of December, 1996." All references to the Agreement to Guarantee shall be deleted and be no longer applicable.

       FURTHER CONDITIONS PRECEDENT
       ----------------------------

5) The obligation hereunder of the Bank in connection with the revised facility is subject to the fulfilment in the manner satisfactory to the Bank of the following conditions:-

       (a) A certified true copy of the Borrower's Board of Directors' Resolution authorising the acceptance of the revised facilities and the execution of all documents pursuant thereto in accordance with its Memorandum and Articles of Association;

       (b) A certified true copy of the Guarantor's Board of Directors' Resolution authorising the execution of the Guarantee in accordance with its Memorandum and Articles of Association;

       (c) This Agreement and the Guarantee shall have been executed and stamped.

       FURTHER PROVISIONS RELATING TO THE LOAN
       ---------------------------------------

6)     Letter of Offer
       ---------------

       It is hereby expressly agreed by the parties hereto that all the terms and conditions in the Bank's Letter of Offer dated the 26th day of October, 1996 with respect to the Security Documents shall be deemed incorporated herein.

       PRINCIPAL DOCUMENTS REMAIN IN FORCE
       -----------------------------------

7) Save and except for the variations herein contained and any consequential amendments as may be necessary, all the terms and conditions of the Security Documents shall continue to be in full force and effect.

       CONTINUING SECURITY
       -------------------

8) The Borrower and Pool Company hereby declare and agree that the respective security afforded by them to the Bank pursuant to the Security Documents and hereunder shall continue to be a continuing security for and as the case may be, be charged in the manner specified therein with the payment to the Bank of the Outstanding Loan, interest thereon, fees and all other sums and costs, charges and expenses covenanted to be paid by the Borrower under the Loan Agreement and this Supplemental Agreement.

       DECLARATION
       -----------

9) IT IS HEREBY AGREED AND DECLARED that this Agreement is supplemental to the Loan Agreement.

       IN WITNESS WHEREOF the parties hereto have hereunto set their seal and hand the day and year first above written.

       The Borrower
       ------------
       ANTAH DRILLING SDN. BHD. (Company No. 6831-D)

       Address for Notices:        Admin. Building, Block C,
                                   Third Floor, Door No. 21,
                                   Kemaman Supply Base,
                                   Terengganu
                                   West Malaysia.

       Telephone Number: 60-9-983-1600
       Facsimile Number: 60-9-983-1624

       The Common Seal of          )
       ANTAH DRILLING SDN.         )
       BHD. (Company No. 6831-D)   )
       was hereunto affixed in     )
       the presence of:-           )



       /s/ CHARLES R. ARNOLD           /s/ YAM TUNKU IMRAN IBNI TUANKU JA'AFAR
       ---------------------           ----------------------------------------
            Director                       Director/Secretary


       The Bank
       --------
       THE HONGKONG AND SHANGHAI BANKING CORPORATION LIMITED
       (Licence No. 910004C)


       Address for Notices:        4, Jalan Merdeka,
                                   87007 Labuan,
                                   Malaysia.


       Telex Number: 85014
       Answerback:    HSBLBU MA
       Facsimile Number: 087-417169

       SIGNED by                   )
       for and on behalf of        )
       THE HONGKONG AND SHANGHAI   )
       BANKING CORPORATION         )   /s/ YEONG TOONG FATT
       LIMITED (Licence No.        )
       910004C) in the presence    )
       of:-                        )

              This is the execution page of the Supplemental Agreement made between Antah Drilling Sdn. Bhd. (Company No. 6831-D) as Borrower of the one part and The Hongkong And Shanghai Banking Corporation Limited, (Licence No. 910004C) as the Bank of the other part.

                      DATED THIS 1ST DAY OF DECEMBER 1996



                                    BETWEEN



             THE HONGKONG AND SHANGHAI BANKING CORPORATION LIMITED (OFFSHORE BANKING UNIT, LABUAN) (Licence No. 910004C)



                                      AND



                                  POOL COMPANY



                     *************************************
                                   GUARANTEE
                    (for principal sum of USD12,971,430.53)

                     *************************************

                                                  MESSRS. SHEARN DELAMORE & CO.,
                                                  SHEARN DELAMORE & CO.,
                                                  ADVOCATES & SOLICITORS,
                                                  NO. 2 BENTENG,
                                                  50050 KUALA LUMPUR.

                                                  AND AT

                                                  16TH FLOOR,
                                                  WISMA HAMZAH-KWONG HING,
                                                  NO. 1 LEBOH AMPANG,
                                                  50100 KUALA LUMPUR.

       THIS AGREEMENT is made the 1st day of December, 1996, between THE HONGKONG AND SHANGHAI BANKING CORPORATION LIMITED, (Licence No. 910004C) a corporation constituted by the Hongkong and Shanghai Bank Ordinance 1866 and continued by The Hongkong and Shanghai Banking Corporation Limited Ordinance, Chapter 70 of the Laws of Hong Kong and having its Off-Shore Banking Unit in Labuan at Level 11(D), Main Office, Tower Financial Park, Labuan, Jalan Merdeka, 87000 Wilayah Persekutuan, Labuan, Malaysia (hereinafter referred to as "the Bank") of the one part and POOL COMPANY of 10375 Richmond Avenue, Houston, Texas 77042, United States of America (hereinafter referred to as "the Guarantor") of the other part.

       (A) WHEREAS ANTAH DRILLING SDN. BHD. (Company No. 6831-D) is a company incorporated in Malaysia with its registered office at 9th Floor, Bangunan BNH, Off Jalan Semantan, Damansara Heights, 50490 Kuala Lumpur (hereinafter referred to as "the Company").

       (B) AND WHEREAS the Bank has agreed at the request of the Company and the Guarantor to grant and make available to the Company banking facilities by way of a Loan up to the limit of United States Dollars Twenty three million five hundred thousand (USD23,500,000/-) (hereinafter referred to as "the Term Loan") for principal only upon the terms and conditions set out in the Loan Agreement dated the 16th day of October, 1995 (hereinafter referred to as "the Loan Agreement") upon the security, inter alia, of an Agreement to Guarantee executed by the Guarantor (hereinafter referred to as "the Agreement to Guarantee") and a corporate guarantee executed by Antah Holdings Berhad in favour of the Bank (hereinafter referred to as "the Corporate Guarantor").

       (C) AND WHEREAS pursuant to the request made by the Guarantor, Antah Holdings Berhad and the Company, the Bank has agreed to release Antah Holdings Berhad from the Corporate Guarantee on condition that the Guarantor executes this Guarantee for the repayment of the Term Loan up to the principal limit of United States Dollars Twelve million nine hundred and seventy one thousand four hundred and thirty and sen fifty three (USD12,971,430.53) being the sum as of this date outstanding under the Loan Agreement together with interest thereon and all other monies due to the Bank from the Company under the Loan Agreement.

       (D) AND WHEREAS this Guarantee is given for good consideration and pursuant to the Agreement to Guarantee.

           NOW THIS AGREEMENT WITNESSETH AND IT IS HEREBY AGREED as follows:

1.         DEFINITIONS

1.1        In this Agreement unless the context otherwise requires:

1.1.1 "the Bank" means THE HONGKONG AND SHANGHAI BANKING CORPORATION LIMITED (Licence No. 910004C) and includes its successors-in-title and assigns and persons deriving title thereunder;

1.1.2 "Company" means ANTAH DRILLING SDN. BHD. (Company No. 6831-D ) and includes its successors-in-title and assigns and persons deriving title thereunder;

1.1.3 "the Letter of Offer" means collectively the letter of offer dated the 5th day of August, 1995 and the letter of offer dated the 26th day of

              October, 1996;

1.1.4 "the Term Loan" means the term loan up to the limit of United States Dollars Twenty three million five hundred thousand (USD23,500,000/-) for principal only granted and made available by the Bank to the Company pursuant to the Letter of Offer and on the terms and conditions set out in the Loan Agreement as defined herein.

1.1.5 "Loan Agreement" means the agreement dated the 16th day of October, 1995 and the Supplemental Agreement dated the 1st day of December, 1996 made between the Company of the one part and the Bank of the other part.

1.1.6         "this Guarantee" means this Guarantee;

1.1.7 "Principal Sum" means the aggregate amount outstanding under the Term Loan due from the Company to the Bank pursuant to the Loan Agreement and for the time being from time to time and at any time due and payable by the Company to the Bank and includes each and every part thereof;

1.1.8 The expression "the HSBC Group" shall include HSBC Holding plc, subsidiary companies and associates ("associates" being defined to include companies in which HSBC Holding plc controls 20% or more of the voting power) their assigns and all persons deriving title under them.

1. 2          The headings in this Agreement are inserted for convenience only and shall not be taken, read and construed as essential parts of this Agreement. All references to provisions of statutes include such provisions as amended, re-certified or re-enacted. Words importing the masculine gender shall include the feminine and neuter genders and vice versa. Words importing the singular number shall include the plural number and vice versa.

2.            GUARANTEE AND INDEMNITY
              -----------------------

              Pursuant to the obligations of the Guarantor under the Agreement to Guarantee and in further consideration of the Bank at the request of the Guarantor agreeing to release Antah Holdings Berhad from its obligations under the Corporate Guarantee the Guarantor HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES WITH AND UNDERTAKES AND GUARANTEES the Bank and its successors-in-title and assigns and each of them that it will pay upon an event of default by the Company, which is continuing, or in the event the Contract No. 00285866 dated the 30th day of November, 1995 made between ESSO AUSTRALIA LTD. and the Borrower is terminated howsoever prior to the full repayment of the Loan and all outstanding due to the Bank on demand as principal debtor and not merely as surety the following:-

       2.1 all sums lent to or advanced for the benefit of the Company by the Bank as principal pursuant to upon or under the Term Loan or remaining due and owing by the Company from time to time and at any time pursuant to upon and under the Term Loan up to the principal sum of United States Dollars Twelve million nine hundred and seventy one thousand four hundred and thirty and sen fifty three (USD12,971,430.53);

       2.2 interest due and owing from time to time and at any time, by the Company on the Principal sum of United States Dollars Twelve million nine hundred and seventy one thousand four hundred and thirty and sen fifty three (USD12,971,430.53) (as well after as before judgment) calculated at such rate as prescribed in the Loan Agreement as varied by the Bank from time to time;

       2.3 all costs charges damages and expenses which the Bank may incur in the preparation of this Agreement or enforcing or seeking to obtain payment of all or any part of the monies hereby guaranteed or any part thereof or any breach or non-performance or non-observance by the Company, of the obligations terms covenants and agreements to be performed or observed by the Company in respect of the Term Loan under the Loan Agreement and the security documents executed by the Company in favour of the Bank pursuant to the Loan Agreement.

              AND the Guarantor HEREBY UNDERTAKES to indemnify the Bank of all losses and expenses including legal costs on a full indemnity basis charges and damages incurred or suffered by the Bank inconsequence of any failure by the Company to pay any monies due and payable under the Loan Agreement as aforesaid or resulting from any breach, non-performance or non-observance by the Company of the obligations, terms, covenants and agreements to be performed or observed by the Company in respect of the Term Loan.

3.            GUARANTOR'S COVENANTS

              The Guarantor hereby irrevocably and unconditionally agrees, undertakes and covenants with the Bank and its successors-in-title and assigns and each of them as follows:-

       3.1 that its guarantee and indemnity herein shall not in any way be discharged, diminished or affected by the granting of time or indulgence to the Company or the effecting of any compromise between the Bank and the Company or any agreement between the Bank and the Company not to sue the Company;

       3.2 that its liability under its guarantee and indemnity herein shall subsist even if the Bank has a legal right to claim against the Company and/or any other surety and/or against any security the Bank may now or at any time hereafter or from time to time have from or against the Company or any other person for any sums, loss or damage or whether or not the Bank has availed itself of its legal remedies against the Company and/or any other surety and/or against any security as aforesaid;

       3.3 all sums payable by the Guarantor under its guarantee and indemnity herein shall be paid in full without set-off, counter-claim, condition or qualification of any nature whatsoever;

       3.4 that its liability under its guarantee and indemnity herein shall not be affected by the Bank granting any relaxation, forbearance or indulgence to the Guarantor;

       3.5 that the Bank may, at any time or times, at its absolute discretion, without discharging, impairing or affecting the liability of the

              Guarantor under its guarantee and indemnity herein and without giving any notice whatsoever to the Guarantor and without obtaining the assent of the Guarantor, vary, add to, or alter the obligations undertaken by the Company;

       3.6 that its guarantee and indemnity herein shall be in addition to any other guarantee and/or other security held by the Bank in respect of the repayment of the monies and liabilities from time to time at any time due and owing by the Company to the Bank in respect of the Term Loan and the due performance and observance by the Company of the terms, provisions, covenants, agreements and obligations on the part of the Company to be performed and observed in respect of or under the Term Loan and whether such guarantee and/or other security shall be given to the Bank by the Guarantor or otherwise and no renewal, variation, exchange, release, modification of or other dealing with or forbearance from perfecting or enforcing any such other guarantee and/or other security by the Bank shall affect the liability of the Guarantor under its guarantee and indemnity herein and whether or not the Guarantor shall have notice of or given its assent to such renewal, variation, exchange, release, modification of or other dealing with or forbearance from perfecting or enforcing such other guarantee and/or other security;

       3.7 that its guarantee and indemnity herein shall be binding as a continuing guarantee on the Guarantor and on its successor-in-title for all purposes and no change whatsoever in the constitution of the Bank whether by amalgamation, reconstruction or otherwise shall affect or impair the liability of the Guarantor under its guarantee and indemnity herein;

       3.8 that all sums of monies not recovered or recoverable from the Guarantor on the basis of a guarantee whether by reason of any legal limitation, disability or incapacity on or of the company or any other fact and circumstance and, whether know to the Bank or not, shall nevertheless be recoverable from the Guarantor as principal debtor in respect thereof and shall be repaid by the Guarantor upon demand on the Guarantor made by the Bank or on behalf of the Bank subject always to its liability hereunder;

       3.9 that any accounts settled or stated by or between the Bank and the Company or admitted by or on behalf of the Company and duly certified by one of the officers of the Bank may be adduced by the Bank and shall in that case be accepted by the Guarantor as conclusive evidence that the balance or amount thereby appearing is due from the Company to the Bank and payable on demand to the Bank by the Guarantor save for manifest error;

       3.10 that should the Company become insolvent or if an order is made or legislation or an effective resolution passed for winding up or a receiver is appointed for the debenture or debenture stockholders of the Company, the Bank may prove in the winding up of the Company for the whole amount owing or remaining due and unpaid to the Bank and no money or dividend received by the Bank shall be treated as received in respect of the Guarantor's guarantee and indemnity herein but the full amount hereby guaranteed shall be payable by the Guarantor until the Bank shall have received from all sources one hundred per cent (100%) of the ultimate balance owing and remaining due and unpaid to the Bank by the Company;

3. 11 that if the Bank has received such ultimate balance in full, any claim on any part to any excess or any securities remaining in the Bank's hand shall be a matter of adjustment between the Bank and the Guarantor and any other person or persons laying claim thereto;

3.12 that all payments received by the Bank from the Company or from its liquidators or otherwise shall be taken and applied by the Bank as payments in gross and the right of the Guarantor to be subrogated to the Bank in respect thereto shall not arise until the Bank shall have received the full amount of all claims of the Bank against the Company;

3.13 that other than the debentures dated the 28th day of April, 1995 and the 16th day of October, 1995, over Rig No. 488 and Rig No. 489 (formerly known as Rig No. 450) executed by the Company in favour of the Bank, the Guarantor has not taken and shall not without prior consent of the Bank in writing take, directly or indirectly in respect of the liability undertaken pursuant to the guarantee and indemnity herein by the Guarantor on behalf of the Company any counter security, whether involving a charge on any property whatsoever of the Company or otherwise, whereby the Guarantor or any person or persons claiming through the Guarantor would, or might, on the insolvency or liquidation of the Company and to the prejudice of the Bank, increase the proof in such insolvency or liquidation or diminish the property distributable among the creditors of the Company and, as regards any such counter security taken by the Guarantor with consent of the Bank as aforesaid, the same shall be a security to the Bank for the fulfilment of the Guarantor's obligation under its guarantee and indemnity herein;

3.14 that the Bank shall, so long as any money remain owing under the guarantee and indemnity herein, have a lien therefor on all money now or hereafter standing to the credit of the Guarantor with the Bank, whether on current or other account. The Bank shall further be entitled (as well before as after demand hereunder) to set-off any credit balance in any of the Guarantor's accounts with the Bank (whether current deposit loan or of any other nature and whether subject to notice or not) the liability to the Bank hereunder and the Guarantor irrevocably authorises the Bank until this Guarantee is released and/or discharged that the Bank may at any time without notice after an event of default which is continuing by the Company or in making demand debit combine or consolidate all or any of the Guarantor's then existing account(s) whatsoever whether subject to notice or not and whether in United States Dollars or in any other currency in any of the Bank's branches wheresoever situated and set-off of transfer any sums standing to the credit of any one or more accounts in or towards satisfaction of the Guarantor's liabilities hereunder whether they be present future actual contingent primary or collateral. Where such set-off combination or transfer requires the conversion of one currency into another such conversion shall be calculated at the Bank's spot buying rate of exchange (as conclusively determined by the Bank save for manifest error) for purchasing the currency for which the Guarantor is liable with the existing currency so converted;

3.15 that the certificate by an officer of the Bank as to the money and liabilities for the time being due or incurred from or by the Company to the Bank shall be conclusive evidence save for manifest error in any legal proceedings against the Guarantor;

3.16 that any sums or security paid or given to the Bank by or on behalf of the Company and/or the Guarantor shall not constitute a valid settlement or discharge of the liability hereunder or the Guarantor under this Guarantee and indemnity herein or any part thereof if the payment of such sums or the giving of such security shall be avoided or reduced under the provisions of any law relating to insolvency or liquidation for the time being in force and the Bank shall be entitled to claim against the Guarantor in the case of avoidance, the full amount or value of the aforesaid sums or security and, in the case of reduction, the amount or value by which the aforesaid sums or security shall be reduced;

3.17 (a) that this Guarantee shall not be considered as satisfied by any intermediate payment or satisfaction of the whole or any part of any sum or sums of money owing as aforesaid but shall be continuing security and shall extend to cover any sum or sums of money which shall for the time being constitute the balance due for the Company to the Bank upon any such account or accounts as herein mentioned.

     (b) that the Guarantor's obligations under this Guarantee shall not in any manner be discharged except by complete performance thereof and until all sums due from the Company under the Term Loan shall have been paid in full and no sum remains payable in respect of or in connection with the Term Loan under the Loan Agreement and security documents executed by the Company pursuant thereto.

3.18 that the Bank shall be entitled to recover from the Guarantor all sums payable by the Guarantor hereunder without first availing itself of its legal remedies against the Company and/or any other surety and/or against any security the Bank may now or at any time hereafter or from time to time have from or against the Company or any other person;

3.19 that the monies received by the Bank from the Guarantor or the Company or any other person or persons liable to pay the same may be applied by the Bank to any account or items of account or to any transaction to which the same may be applicable;

3.20 that although the Guarantor's ultimate liability hereunder cannot exceed the limit mentioned in the Guarantee, yet this Guarantee shall be construed and take effect as a guarantee of the whole and every part of the Term Loan and interest owing and to become owing and accordingly the Guarantor is not to be entitled as against the Bank to any right of proof in the bankruptcy or insolvency of the Company or other right of a surety discharging its liability in respect of the principal debt unless and until the whole of the principal sum, interest and other sums outstanding under the Term Loan pursuant to the Loan Agreement shall have first been completely discharged and satisfied. And further for the purpose of enabling the Bank to sue the Company or prove against its estate for the whole of the money owing as aforesaid or to preserve intact the liability of any other part the Bank may at any time place and keep for such time as the Bank may think prudent any money received recovered and realised hereunder to and at a separate or suspense account to the credit either of the Guarantor or of any such person or persons or transaction if any as the Bank shall think fit without any intermediate obligation on the Bank's part to apply the same or any part thereof in or towards the discharge of the money owing as aforesaid or any intermediate right on the Guarantor's part to sue the Company or prove against its estate in competition with or so as to diminish any dividend or other advantage that would or might come to the Bank or to treat the liability of the Company as diminished;

 3.21 that any notice demand or request required or permitted to be given or made under the guarantee and indemnity herein shall be in writing and shall be sufficiently made or given to the Guarantor if left by hand or sent by telegram telex or registered post addressed to the Guarantor at its address above written or its last know place of business or residence or at such other addresses as the Guarantor shall notify in writing to the Bank and shall in the case of a notice demand or request sent by telegram telex or registered post be deemed to have been served on and duly received by the Guarantor at the time when the same would in the ordinary course of transmission or post be received;

3.22 that all costs and disbursements of and incidental to the guarantee and indemnity herein and the collection of any money due or to become due hereunder including the Bank's legal costs (including fees on a solicitor-client basis) on a full indemnity basis shall be borne by the Guarantor.

4.            RESTRICTION AGAINST TRANSFER OF SHARES IN THE COMPANY
              -----------------------------------------------------

              The Guarantor being the beneficial owner of seventy per cent (70%) of the issued share capital in the Company hereby undertakes not to effect any change in the shares held by it during the period this Guarantee shall be in force without the prior written consent of the Bank.

5.            LAW AND JURISDICTION
              --------------------

              This Guarantee shall be governed by, and construed in accordance with the laws of Malaysia.

(B) In relation to any legal action or proceedings arising out of or in connection with this Guarantee ("Proceedings"), each of the Guarantor irrevocably submits to the jurisdiction of the courts of Malaysia, and waives any objection to Proceeding in any such court on the grounds of venue or on the grounds that the Proceedings have been brought in an inconvenient forum.

(C) That submission shall not affect the right of the Bank to take Proceedings in any other jurisdiction nor shall the taking of Proceedings in any jurisdiction preclude the bank from taking Proceedings in any other jurisdiction.

(D) Pursuant to Clause 5(B) the Guarantor irrevocable appoints Messrs Cheang & Ariff, Advocated & Solicitor, of 39 court, 39, Jalan Yap Kwan Seng, 50450 Kuala Lumpur to receive, for in and on its behalf, services of process in any Proceedings in Malaysia. Such service shall be deemed completed on delivery to the process agent (whether or not it is forwarded to and received by Pool Company). If for any reason the process agent ceases to be able to act as such or no longer has an address in Malaysia, Pool Company irrevocably agrees to appoint a substitute process agent acceptable to the Bank, and to deliver to the Bank a copy of the new agent's acceptance of that appointment, within fourteen (14) days of such acceptance.

7.            TIME
              ----

              Time wherever mentioned shall be of the essence of this Agreement.

8.            SUCCESSORS BOUND
              ----------------

(a) This Guarantee shall be binding upon the successor-in-title of the Guarantor.

(b) This Guarantee which is provided to the Bank will remain valid to any successor-in-title or assignee including any Malaysian incorporated company to which the Bank's Malaysian operations may from time to time be transferred to the extent of any debt or liability outstanding now and in the future under the Term Loan or in respect of which this Guarantee is given whether the Term loan is now or in the future provided by the Bank, its successors-in-title or assignee or any other party on the Bank's behalf notwithstanding that the party receiving the Guarantee is not also the provider of the Term Loan.

             IN WITNESS WHEREOF the parties hereto have hereunto set their hands the day and year first above written.


SIGNED by                            )
The Attorney for and on behalf THE   )
HONGKONG AND SHANGHAI BANKING        )   /s/ YEONG TOONG FATT
CORPORATION LIMITED (Licence No.     )
910004C in the presence of:-         )




SIGNED by                            )
for and on behalf of POOL COMPANY    )   /s/ R.G. HALE
in the presence of:-                 )